Exhibit 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Aquatic Cellulose International Corporation (the "Company") on Form 10QSB for the period ending August 31,
2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sheridan Westgarde Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned's knowledge and belief:

        (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




                                      /s/ Sheridan Westgarde
                                      -----------------------------
                                      Sheridan Westgarde
                                      Chief Executive Officer
                                      October 19, 2004